UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2023

Rivulet Media, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-32201	33-0824714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1206 East Warner Road, Suite 101-I, Gilbert, Arizona 85296

(Address of Principal Executive Offices) (Zip Code)

(480) 652-9800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2023, Rivulet Media Ventures, LLC a wholly owned subsidiary of Rivulet Media, Inc. a Delaware corporation (RIVU) acquired a minority stake in Lance Collins’ newest venture, Casa Azul Spirits, LLC a Delaware limited liability company. RIVU purchased approximately 3.28% of the membership interest for $2,000,000. RIVU will, through its subsidiary, utilize its contacts in the media to help promote Casa Azul Spirits products.

Mr. Collins was most recently behind the record sale of the sports drink Body Armor to Coca-Cola for $8 Billion, the sale of CORE Hydration to KDP, and the sale of NOS Energy and Fuze to Coca-Cola. Casa Azul Organic Tequila highlights the vibrant flavor of single estate agave with an exceptionally smooth finish by using craft production methods with no additives - all USDA Certified Organic from farm to bottle by a third-generation family of agave farmers and master distillers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rivulet Media, Inc.,

a Delaware corporation

Dated: July 18, 2023

By:	/s/ Mike Witherill

President and CFO